Exhibit 10(b)

                           VALMONT 1988 STOCK PLAN

                                   ARTICLE I

                               NAME AND PURPOSE

1.1  NAME.  The name of the Plan shall be the Valmont 1988 Stock Plan
     ("Plan").

1.2 PURPOSE. The purpose of the Plan is to enable employees to share in the growth and prosperity of the Company by encouraging stock owner-ship by employees to assist the Company to hire and retain key management personnel. Incentive Stock Options, Nonqualified Stock Options, restricted stock, bargain stock, stock appreciation rights, And other types of stock awards may be granted under this Plan.


                                  ARTICLE II

                                  DEFINITIONS

     The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

2.1  "Board" shall mean the Board of Directors of the Company.

2.2  "Code" shall mean the Internal Revenue Code of 1987, as amended.

2.3  "Committee" shall mean the Compensation Committee of the Board.

2.4  "Company" shall mean Valmont Industries, Inc., a Delaware corporation.

2.5 "Company Stock" shall mean shares of common stock issued by the Company.

2.6 "Employee" shall mean any person employed by the Employer or a Subsidiary during a Plan Year.

2.7  "Employer" shall mean the Company.

2.8 "Incentive Stock Option" means any option granted to a participant under this Plan, which the Board intends at the time it is granted, to be an incentive stock option within the meaning of Section 422A of the Code.

2.9 "Nonqualified Stock Option" means any option granted to a Participant under this Plan, which is not an Incentive Stock Option.

2.10 "Optionee" is any Employee who is granted options under the Plan.

2.11 "Participant" shall mean any Employee who meets the requirements for participation in the Plan as described in Article III.

2.12 "Subsidiary" shall mean a corporation which is a "subsidiary corporation" as defined in Section 425 of the Code.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. Every Employee shall be eligible to become a Participant in the Plan.

3.2 PARTICIPATION. The Employee who shall participate in the Plan and thereby be eligible to receive, the number of, and the combination of stock options, restricted stock, and stock appreciation rights and other stock awards, shall be such key executive Employees as the Compensation Committee of the Board ("Committee") shall select from Time to time.


                                  ARTICLE IV

                               TYPES OF BENEFITS

Benefits under the Plan ("Benefits") may be granted in any one of any combination of (a) Incentive Stock Options; (b) Nonqualified
Stock Options; (c) stock appreciation rights; (d) restricted stock awards; (e) bargain purchase of common stock; (f) bonuses of common stock; or (g) any other form of stock benefit, as described in this Plan.

     Without limiting the Committee's authority, the Committee may: (a) make the grant of Benefits conditional upon an election by a Participant to defer payment of a portion of his salary; (b) give a Participant a choice between two Benefits or combinations of Benefits; (c) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another; and (d) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Committee in its sole discretion may determine.


                                   ARTICLE V

                            SHARES SUBJECT TO PLAN

     The total number of shares which may be issued under this Plan shall not exceed in the aggregate 300,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like. In the event that any outstanding option, restricted stock or other Benefit issued pursuant to the Plan shall expire or terminate, the shares allocable to the unexercised portion of such Benefit may again be subjected to an award under the Plan.


                                   ARTICLE VI

                                    OPTIONS

     The Board from time to time may grant Incentive Stock Options and Nonqualified Stock Options. Each option agreement between the Company and the Participant shall be in such form and shall contain such provisions as the Committee from time to time shall deem appropriate. Option agreements need not be identical. The option agreements shall specify whether or not an option is an Incentive Stock Option.

     The terms of Incentive Stock Options granted shall include the following:

(a) The option price shall be fixed by the Committee in good faith, but in no event be less than 100 percent of the fair market value of the shares subject to the option on the date the option is granted. The option price shall be paid by the Participant in cash or, at the absolute discretion of the Committee, by the transfer of Company stock at the time the option is exercised.

(b) Options shall not be transferrable otherwise than by will or the laws of descent and distribution, and during an Optionee's lifetime, an option shall be exercisable only by the Optionee.

(c) Subject to the limitations below on a 10% owner, the Committee shall fix the term or duration of all options issued under this Plan provided that such term shall not exceed ten years after the date on which the option was granted and shall not extend beyond the Optionee's employment with the Company. The Committee shall also set the date or dates on, or after which, each option may be exercised.

(d) The aggregate fair market value, determined as of the time the option is granted, of the stock which may become exercisable for the first time by any Employee during any calendar year shall not exceed $100,000.

(e) Each option agreement (and amendments thereof) shall contain such terms and provisions, consistent with the requirements of this Plan, as the Committee in its discretion shall determine, including without limitation such terms and provisions as shall be requisite to cause certain stock options to qualify as Incentive Stock options.

     Notwithstanding any other provisions of the Plan, no Incentive Stock Option shall be granted to an Employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Employer. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five years from the date it is granted.


                                  ARTICLE VII

                               RESTRICTED SHARES

     The Board from time to time may award restricted shares ("Restricted Shares") to any Participant in the Plan. Each Participant who is awarded Restricted Shares shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine.

     Restricted Shares awarded to Participants may not be sold, transferred, pledged or otherwise encumbered during a Restricted Period commencing on the date of the award and ending at such later date as the Committee may designate at the time of the award. The Participant shall have the entire beneficial ownership and all rights and privileges of a shareholder with respect to Restricted Shares awarded to him, including the right to receive dividends and the right to vote such Restricted Shares. All of the Restricted Shares shall be forfeited and all rights of the Participants to such Restricted Shares shall terminate without further obligation on the part of the Company upon termination of employment of the Participant with the Company or a Subsidiary before the end of the restricted period applicable to such restricted shares, provided that the Committee may provide that Restricted Shares are not so forfeited upon termination of employment on account of retirement, death or disability.

     The Committee may provide any other terms or conditions with regard to Restricted Shares that it deems appropriate.
Restricted Shares and agreements related thereto need not be identical.

                                 ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

     The Board from time to time may grant stock appreciation rights ("Stock Appreciation Rights") to any Participant in the Plan. A Stock Appreciation Right shall be evidenced by a stock appreciation right agreement between the Company and the Participant, which shall contain such terms and conditions consistent with the Plan as the Committee from time to time shall deem appropriate.

     A Stock Appreciation Right may be satisfied by the Company in cash or in shares of common stock of the Company, as determined by the Committee. The agreement may limit the maximum amount of appreciation taken into account under a Stock
Appreciation Right.

     A Stock Appreciation Right may be granted in conjunction with an Incentive Stock Option, a Nonqualified Stock Option, Restricted Shares or any other award hereunder. At the discretion of the Committee, a Stock Appreciation Right may be exercisable only to the extent that a related award is exercisable and only upon surrender of a related award. In the event of the exercise of a Stock Appreciation Right the exercise of which is conditioned upon surrender of a related award, the number of shares that may be issued under this Plan shall be reduced by the number of shares covered by the award or portion thereof surrendered.

     The Committee may provide any other terms or conditions with regard to Stock Appreciation Rights that it deems appropriate.
Stock Appreciation Rights and agreements related thereto need not be identical.


                                  ARTICLE IX

                                 OTHER AWARDS

     The Board may grant any other stock or stock-related awards to a Participant under this Plan that the Board deems appropriate, including, but not limited to, the bargain purchase of Company stock and stock bonuses. Any such Benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such awards and agreements need not be identical.


                                   ARTICLE X

                                ADMINISTRATION

   The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid sets acts of the Committee for the purposes of this Plan.

     The Committee shall have plenary authority in its discretion but subject to the express provisions of the Plan, to determine the terms of all Benefits granted under the Plan including, without limitation, the purchase price, if any, the Employees to whom, and the time or times at which Benefits shall be granted, when an option can be exercised, or Restricted Shares, Stock Appreciation Rights and other Benefits become forfeitable, and whether in whole or in installments, and the number of shares covered by a Benefit; and to interpret the Plan and to make all other determinations deemed advisable for the administration of the Plan. All determinations of the Committee shall be made by not less than a majority of its members. The Committee may designate Employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee. Notwithstanding anything in this Plan to the contrary, the Board shall have sole authority to make all decisions relating to participation in the Plan by any director or officer of the Company.

     Payment in full for the number of shares purchased under any Benefit, including an option, shall be made to the Company at the time of each exercise, except in the case of the election of an alternative settlement method as provided hereafter in this paragraph.

(i) The Committee, in its discretion, may provide that any Benefit by its terms may permit the participant to elect, subject to Committee approval, any of the alternative settlement methods set forth in subparagraph (iii) below.

(ii) The Committee, in its discretion, may at the request of a Participant holding a Benefit under the Plan which does not by its terms include the right to elect any of such alternative settlement methods, permit the election of any of such alternative methods by the Participant.

(iii) The alternative settlement methods are: (a) cash equal to the excess of the value of one share over the option or purchase price times the number of shares as to which the award is exercised; (b) the number of full shares having an aggregate value not greater than the cash amount calculated under alternative (a); (c) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alternative(a). For purposes of determining an alternative settlement, the value per share shall be determined under the same method as used to determine the option price in the case of stock options.

      Exercise of an option or other Benefit in any manner, including an exercise involving an election of an alternative settlement method, shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale to any one participant, by the number of shares as to which the option or Benefit is exercised. Election of an alternative settlement method Involving the receipt of cash shall be subject to prior approval by The Committee at the time of such election.

     Payment for such shares shall be made in cash, or with the consent of the Committee, in shares of the Company's common stock.

     The interpretation and construction by the Committee of any provisions of the Plan or of any Benefit granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit granted under it.


                                  ARTICLE XI

                       ADJUSTMENT UPON CHANGES OF STOCK

     If any change is made on the shares of common stock of the Company be reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Committee to the kind and maximum number of shares subject to the Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit. No fractional shares of stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

                                  ARTICLE XII

                                 MISCELLANEOUS

12.1 CONTINUATION OF EMPLOYMENT. Neither this Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continue in the employment of the Company or limit in any respect the right of the Company to terminate his employment at any time.

12.2 ADMINISTRATION. The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rules, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding. Notwithstanding anything in the Plan to the contrary, the Board shall have sole authority to make all decisions relating to Participation in the Plan by any director or officer of the Company.

12.3 WITHHOLDING. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments. Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of Federal or State taxes.

12.4 EFFECTIVE DATE. This Plan is effective on February 26, 1988 ("Effective Date"). Benefits hereunder may be granted at any time subject to the limitations contained within the Plan. No Company stock may be issued unless this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's common stock at a meeting of the shareholders of the Company held within twelve months following the Effective Date.


                                 ARTICLE XIII

                           AMENDMENT AND TERMINATION

13.1 AMENDMENT. The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purposes of the Code; provided, however, the Plan may not be amended to change the number of shares subject to the Plan or decrease the price at which options may be granted.

13.2 TERMINATION OF PLAN. The Board may in its discretion terminate the Plan at any time, but no such termination shall deprive Participants of their rights under outstanding Benefits. Notwithstanding the preceding sentence, no Incentive Stock options may be granted pursuant to the Plan later than ten years after the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

                  AMENDMENT NO. 1 TO VALMONT 1988 STOCK PLAN

     Section 12.3 of the Valmont 1988 Stock Plan is hereby amended to read as follows:

12.3 WITHHOLDING. The Company shall have the right to withhold with respect to any payments made to participants under the Plan any taxes required by law to be withheld because of such payments. With respect to any such withholding:

      (a) Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of taxes.

      (b) When a Participant is obligated to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a Benefit, the board may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy this obligation, in whole or in part, either (i) by having the company withhold from the shares to be issued upon the exercise of an option or a stock appreciation right or upon the receipt of a Benefit, shares having a fair market value that would satisfy the withholding amount due or (ii) by delivering to the Company already-owned shares to satisfy the withholding amount.

                    AMENDMENT TO THE VALMONT 1988 STOCK PLAN

     The Valmont 1988 Stock Plan (the "Plan") is hereby amended as follows:

A.   Section 2.11 is amended to read as follows:

     2.11 "Participant" shall mean any Employee or director who meets the requirements for participant in the Plan as described in Article III.

B.   A new Section 2.13 is added as follows:

     2.13 "Director" shall mean a director of the Company.

C.   A new Section 2.14 is added as follows:

     2.14 "Change of Control" shall mean:

     (i) The acquisition (other than from Valmont) by any person, entity or "group", within the meaning of Section 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding any acquisition or holding by (i) Valmont or its subsidiaries, (ii) any employee benefit plan of Valmont or its subsidiaries which acquires beneficial ownership of voting securities of Valmont and (iii) Robert B. Daugherty, his successors and assigns and any tax-exempt entity established by him of beneficial ownership (within the meaning of Rule 13d-3 promulagated under the Exchange Act) of 50% or more or the combined voting power of Valmont's then outstanding voting securities entitled to vote generally in the election of directors; or

    (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by Valmont's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as through such person were a member of the Incumbent board; or

   (iii) Approval by the stockholders of Valmont of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Valmont immediately prior to such reorganization, merger or consolidation do not, immediately there-after, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's than outstanding voting securities, or a liquidation or dissolution of Valmont or of the sale of all or substantially all of the assets of Valmont.

D.   A new Section 3.3 is added as follows:

     3.3 DIRECTOR PARTICIPATION. Each director who is not an Employee or the Company shall receive a non-discretionary award of 1,000 Shares each year immediately following the annual stockholders' meeting. The award shall be granted to those directors elected at such meeting. Each director shall be issued a common stock certificate for such number of shares. Termination of the director's services for any reason other than (i) Death, (ii) retirement from the board at mandatory retirement age, or
     (iii) resignation or failure to stand for re-election, in either case with the prior approval of the Board, will result in forfeiture of the Shares. If the Shares are forfeited, the director shall return the number of forfeited Shares, or equivalent value, to the Company. The number of Shares awarded to a director annually shall be appropriately adjusted in the event of any stock changes as described in Article XI. Directors are not eligible to receive any other Benefit under the Plan.

E.   The last sentence of Article V is amended to read as follows:

     In the event that any outstanding option, Restricted Stock or other Benefit issued pursuant to the Plan shall expire or terminate, the shares allocable to the unexercised or forfeited portion of such Benefit may again be subject to an award under the Plan. In addition, any shares which are used for the full or partial payment of the purchase price
     (or applicable withholding taxes) for shares with respect to which an option is exercised may again be used for an award under the Plan.

F.   The first paragraph of Article IV is amended to read as follows:

     Benefits under the Plan ("Benefits") may be granted in any one or any Combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) stock appreciation rights; (d) restricted stock awards;
     (e) bargain purchase of common stock; (f) bonuses of common stock;
     (g) any other form of stock benefit; or (h) cash.

G.   A new paragraph is added at the end of to Article VI as follows:

     The Committee may grant a replacement option (a "Replacement Option") to any Employee who exercises all or part of an option granted under this Plan using Qualifying Stock (as herein defined) as payment for the purchase price. A Replacement Option shall grant to the Employee the right to purchase, at the fair market value as of the date of said exercise and grant, the number of shares of stock equal to the sum of the number of whole shares (i) used by the Employee in payment of the purchase price for the option which was exercised and (ii) used by the Employee in connection with applicable withholding taxes on such transaction. A Replacement Option may not be exercised for six months following the date of grant, and shall expire on the same date as the option which it replaces. Qualifying Stock is stock which has been owned by the Employee for at least six months prior to the date of exercise and has not been used in a stock-for-stock swap transaction within the preceding six months.

H.   The second paragraph of subsection (iii) of Article X is deleted.

I.   A new Section 12.5 is added as follows:

     On the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. Following such a Change of Control, the Committee shall grant the request of any Employee to pay for shares purchased under any Benefit by using an alternative settlement method described in the first paragraph of subsection (iii) of Article X.

J. This amendment to the Plan shall be effective upon approval by stock-holders of the Company at the 1990 annual stockholders' meeting.

                THIRD AMENDMENT TO THE VALMONT 1988 STOCK PLAN

     The Valmont 1988 Stock Plan (the "Plan") was approved by Valmont stockholders on April 25, 1988. Further amendments were approved by Valmont stockholders on April 23, 1990. The Valmont 1988 Stock Plan, as previously amended, is hereby further amended by deleting in its entirety the last sentence of Article V (which was added by the amendment approved by stockholders on April 23,
1990).  The deleted sentence currently reads as follows:

     In addition, any shares which are used for the full or partial payment of the purchase price (or applicable withholding taxes) for shares with respect to which an option is exercised may again be used for an award under the Plan.

               FOURTH AMENDMENT TO THE VALMONT 1988 STOCK PLAN


     The Valmont 1988 Stock Plan (as previously amended, the
"Plan") is hereby further amended as follows:

     A. Section 3.3 is amended by adding the following sentences immediately preceding the last sentence of Section 3.3:

     In addition, each director who is not an Employee of the Company shall receive a non-discretionary award of a Nonqualified Stock Option for 2,000 shares of Company Stock exercisable at the closing price of the Company's common stock on the date of grant; such award shall be made on the third business day following the public release by the Company of its quarterly earnings for the second quarter of fiscal 1995, and
     (ii) annually thereafter on the date of and following completion of the Company's annual stockholders' meeting (commencing with the 1996 annual Stockholders' meeting). The number of nonqualified options awarded to a director shall be appropriately adjusted in the event of any stock changes as described in Article XI.

     B. This Fourth Amendment to the Plan shall be effective upon its approval by the stockholders of the Company, and any grant of Nonqualified Stock Options pursuant to the Fourth Amendment shall be expressly conditioned upon such stockholder approval.